UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2013

INSIGNIA SYSTEMS, INC.

 (Exact name of registrant as specified in its charter)

Minnesota	1-13471	41-1656308
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8799 Brooklyn Blvd., Minneapolis, Minnesota	55445
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (763) 392-6200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 17, 2013, Insignia Systems, Inc. (the “Company”) appointed Glen P. Dall as its President and Chief Executive Officer and as a member of its Board of Directors. Mr. Dall has been the President and Chief Operating Officer since May 2012. He had previously served as the Company’s Executive Vice President and Chief Operating Officer (from March 2012 to May 2012) and Vice President of Corporate Development (from September 2009 to March 2012). Prior to joining the Company, Mr. Dall served in various roles at Valassis Communications Inc. for 19 years, most recently as a Director of CPG Sales from October 2007 to September 2009.

Scott F. Drill, who had served as the Company’s Chief Executive Officer since February 1998 and who had also served as President, Secretary and Chairman of the Board during his tenure with the Company, has been appointed Senior Advisor effective July 17, 2013. All other terms and conditions of Mr. Drill’s employment arrangements with the Company will continue in full force and effect.

Gary L. Vars will become a member of the Board of Directors upon completion of the Company’s tender offer for the purchase of up to $12 million of its common stock, which commenced on July 18, 2013 (the “Tender Offer”). Mr. Vars will receive a pro-rata portion of the standard $10,000 annual retainer paid to board members from the effective date of appointment through the date of the Company’s next annual shareholders’ meeting. He will also receive standard fees for attendance at board and committee meetings and conference calls of $1,000, $500 and $250, respectively, and is eligible for equity grants under the Company’s 2013 Omnibus Stock and Incentive Plan.

In connection with and effective on the date of Mr. Dall’s appointment as Chief Executive Officer, the Board of Directors increased his annual base salary from $269,850 to $300,000. The Board of Directors intends to grant Mr. Dall options to purchase 60,000 shares of the Company’s common stock upon completion of the Tender Offer.

Also effective on July 17, 2013, the Board of Directors increased the annual base salary of John C. Gonsior, Vice President of Finance, Chief Financial Officer and Treasurer, from $189,000 to $200,000. The Board of Directors intends to grant Mr. Gonsior options to purchase 35,000 shares of the Company’s common stock upon completion of the Tender Offer.

All other terms and conditions of each of Mr. Drill’s, Mr. Dall’s and Mr. Gonsior’s compensation arrangements remain unchanged.

Item 8.01.             Other Events.

Mr. Drill has stated his intention to retire from the Company’s Board of Directors upon completion of the Tender Offer. Gordon F. Stofer, the current Chairman of the Board for the Company, has also stated his intention to retire from the Board of Directors upon completion of Tender Offer. The Board’s intention is that David J. Boehnen, currently a member of the Board of Directors, will serve as Chairman of the Board upon Mr. Stofer’s retirement.

The Company issued a press release on July 18, 2013, announcing the commencement of the Tender Offer and certain of the changes to its management and Board of Directors described in this Current Report. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01              Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description
99.1

Press release issued July 18, 2013, and entitled “Insignia Systems, Inc. Announces Commencement of Tender Offer to Purchase up to $12 Million of its Shares, Appointment of Glen Dall as CEO and Changes to Board of Directors”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSIGNIA SYSTEMS, INC.

Date: July 18, 2013	By	/s/ John C. Gonsior
John C. Gonsior
Vice President, Finance and CFO

EXHIBIT INDEX

Exhibit Number	Description

99.1

Press release issued July 18, 2013, and entitled “Insignia Systems, Inc. Announces Commencement of Tender Offer to Purchase up to $12 Million of its Shares, Appointment of Glen Dall as CEO and Changes to Board of Directors”